Exhibit 99

MASCO CORPORATION REPORTS THIRD QUARTER 2018 RESULTS

Key Highlights

•	Sales increased 8 percent to $2.1 billion; excluding acquisitions, divestitures and currency, sales increased 4 percent

•	Earnings per share grew 21 percent to $0.58 per share; adjusted earnings per share grew 25 percent to $0.65 per share

•	Returned approximately $122 million to shareholders through share repurchases and dividends

•
Updating 2018 anticipated earnings per share to be in the range of $2.25-$2.30 per share, and on an adjusted basis, to be in the range of $2.39-$2.44 per share compared to a previous range of $2.48-$2.55

LIVONIA, Mich. (October 30, 2018) - Masco Corporation (NYSE: MAS), one of the world’s leading manufacturers of branded home improvement and building products, reported solid net sales and earnings per share growth in the third quarter of 2018.

“Our growth this quarter was led by strong performance in North American Plumbing and Cabinetry, as well as our acquisition of Kichler Lighting,” said Masco President and CEO, Keith Allman. “We delivered adjusted operating profit growth during the quarter despite inflationary headwinds and softness in European markets, while returning approximately $122 million to shareholders through share repurchases and dividends.”

2018 Third Quarter Commentary

•	On a reported basis, compared to third quarter 2017:

•	Net sales increased 8 percent to $2.1 billion; in local currency and excluding acquisitions and divestitures, net sales increased 4 percent

•	In local currency, North American sales increased 12 percent and international sales decreased 6 percent

•	Gross margins decreased 210 basis points to 31.7 percent from 33.8 percent

•	Operating profit decreased 3 percent to $300 million

•	Operating margins decreased 160 basis points to 14.3 percent from 15.9 percent

•	Net income increased to $0.58 per share, compared to $0.48 per share

•	Compared to third quarter 2017, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 26 percent (34 percent in 2017), were as follows:

•	Gross margins decreased 110 basis points to 32.7 percent compared to 33.8 percent

•	Operating profit increased 3 percent to $320 million from $310 million

•	Operating margins decreased 70 basis points to 15.2 percent compared to 15.9 percent

•	Net income increased to $0.65 per share, compared to $0.52 per share

•	Liquidity at the end of the third quarter was $569 million

•	2.3 million shares repurchased in the third quarter

2018 Third Quarter Operating Segment Highlights

•	Plumbing Products’ net sales increased 4 percent (5 percent excluding the impact of foreign currency translation), driven by strong North American growth of 9 percent

•
Decorative Architectural Products’ net sales increased 20 percent due to the acquisition of Kichler and growth in Behr’s pro initiative and builders’ hardware, partially offset by lower DIY paint sales; excluding the acquisition, net sales grew 1 percent

•
Cabinetry Products’ net sales increased 4 percent driven by strong growth in the repair and remodel business, partially offset by the divestiture of Moores; excluding the divestiture, net sales increased 11 percent

•	Windows and Other Specialty Products’ net sales decreased 3 percent due to lower international sales

“While we delivered good top-line and earnings per share growth, we faced challenges that impacted our third quarter performance,” said Allman. “North American Plumbing and Cabinetry performed well; however, we experienced softness in our DIY paint and international markets. Additionally, we continued to face commodity and logistics cost pressures. As a result, we are lowering our full year EPS expectation to be in the range of $2.39-$2.44 from our previous range of $2.48-$2.55. Despite these challenges, we remain confident in the fundamentals of our business and will continue to execute on our strategies to create shareholder value. As such, we intend to deploy up to $300 million in share repurchases in the fourth quarter of this year,” concluded Allman.

About Masco

Headquartered in Livonia, Michigan, Masco Corporation is a global leader in the design, manufacture and distribution of branded home improvement and building products. Our portfolio of industry-leading brands includes Behr® paint; Delta® and Hansgrohe® faucets, bath and shower fixtures; KraftMaid® and Merillat® cabinets; Milgard® windows and doors; Kichler® decorative and outdoor lighting; and HotSpring® spas. We leverage our powerful brands across product categories, sales channels and geographies to create value for our customers and shareholders. For more information about Masco Corporation, visit www.masco.com.

The 2018 third quarter supplemental material, including a presentation in PDF format, is available on Masco’s website at www.masco.com.

Conference Call Details

A conference call regarding items contained in this release is scheduled for Tuesday, October 30, 2018 at 8:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (855) 226-2726 (855-22MASCO) and from outside the U.S. at (706) 679-3614. Please use the conference identification number 2398426. The conference call will be webcast simultaneously and in its entirety through Masco’s website. Shareholders, media representatives and others interested in Masco may participate in the webcast by registering through the Investor Relations section on Masco’s website.

A replay of the call will be available on Masco’s website or by phone by dialing (855) 859-2056 and from outside the U.S. at (404) 537-3406. Please use the conference identification number 2398426. The telephone replay will be available approximately two hours after the end of the call and continue through November 30, 2018.

Safe Harbor Statement

This press release contains statements that reflect our views about our future performance and constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “outlook,” “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. Our views about future performance involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. We caution you against relying on any of these forward-looking statements.

Our future performance may be affected by the levels of residential repair and remodel activity and new home construction, our ability to maintain our strong brands and reputation and to develop new products, our ability to maintain our competitive position in our industries, our reliance on key customers, the cost and availability of raw materials, our dependence on third-party suppliers, risks associated with international operations and global strategies, our ability to achieve the anticipated benefits of our strategic initiatives, our ability to successfully execute our acquisition strategy and integrate businesses that we have and may acquire, our ability to attract, develop and retain talented personnel, our ability to achieve the anticipated benefits from our investments in new technology, risks associated with our reliance on information systems and technology, and our ability to sustain the improved results of our U.S. window business. These and other factors are discussed in detail in Item 1A, “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. Any forward-looking statement made by us speaks only as of the date on which it was made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact

David Chaika
Vice President, Treasurer and Investor Relations
313.792.5500
david_chaika@mascohq.com
# # #

MASCO CORPORATION
Condensed Consolidated Statements of Operations - Unaudited
For the Three Months and Nine Months Ended September 30, 2018 and 2017

(in millions, except per common share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net sales	$2,101	$1,945	$6,318	$5,789
Cost of sales	1,434	1,288	4,282	3,781
Gross profit	667	657	2,036	2,008

Selling, general and administrative expenses	367	348	1,134	1,070
Operating profit	300	309	902	938

Other income (expense), net:
Interest expense	(38)	(43)	(117)	(239)
Other, net	—	(2)	(11)	37
	(38)	(45)	(128)	(202)
Income before income taxes	262	264	774	736

Income tax expense	71	100	198	248
Net income	191	164	576	488

Less: Net income attributable to noncontrolling interest	11	12	36	35
Net income attributable to Masco Corporation	$180	$152	$540	$453

Income per common share attributable to Masco Corporation (diluted):
Net income	$0.58	$0.48	$1.73	$1.41

Average diluted common shares outstanding	306	316	309	319

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three Months and Nine Months Ended September 30, 2018 and 2017

(dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Gross Profit, Selling, General and Administrative Expenses, and Operating Profit Reconciliations

Net sales	$2,101	$1,945	$6,318	$5,789

Gross profit, as reported	$667	$657	$2,036	$2,008
Rationalization charges	5	1	8	3
Kichler inventory step up adjustment	15	—	40	—
Gross profit, as adjusted	$687	$658	$2,084	$2,011

Gross margin, as reported	31.7%	33.8%	32.2%	34.7%
Gross margin, as adjusted	32.7%	33.8%	33.0%	34.7%

Selling, general and administrative expenses, as reported	$367	$348	$1,134	$1,070

Selling, general and administrative expenses as percent of net sales, as reported	17.5%	17.9%	17.9%	18.5%

Operating profit, as reported	$300	$309	$902	$938
Rationalization charges	5	1	8	3
Kichler inventory step up adjustment	15	—	40	—
Operating profit, as adjusted	$320	$310	$950	$941

Operating margin, as reported	14.3%	15.9%	14.3%	16.2%
Operating margin, as adjusted	15.2%	15.9%	15.0%	16.3%

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three Months and Nine Months Ended September 30, 2018 and 2017

(in millions, except per common share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Income Per Common Share Reconciliations

Income before income taxes, as reported	$262	$264	$774	$736
Rationalization charges	5	1	8	3
Kichler inventory step up adjustment	15	—	40	—
(Gains) from private equity funds, net	—	—	—	(2)
(Earnings) from equity investments, net	—	—	(2)	(1)
Impairment of private equity funds	—	2	—	2
Loss on extinguishment of debt	—	—	—	107
(Gain) on sale of business	—	(2)	—	(51)
Income before income taxes, as adjusted	282	265	820	794
Tax at 26% rate (34% for 2017)	(73)	(90)	(213)	(270)
Less: Net income attributable to noncontrolling interest	11	12	36	35
Net income, as adjusted	$198	$163	$571	$489

Net income per common share, as adjusted	$0.65	$0.52	$1.85	$1.53

Average diluted common shares outstanding	306	316	309	319

Outlook for the Twelve Months Ended December 31, 2018

	Twelve Months Ended December 31, 2018
	Low End	High End
Income Per Common Share Outlook

Net income per common share	$2.25	$2.30
Rationalization charges	0.02	0.02
Kichler inventory step up adjustment	0.10	0.10
Allocation to participating securities per share (1)	0.02	0.02
Net income per common share, as adjusted	$2.39	$2.44

(1) Represents the impact of distributed dividends and undistributed earnings to unvested restricted stock awards in accordance with the two-class method of calculating earnings per share.

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Balance Sheets and Other Financial Data - Unaudited
September 30, 2018 and December 31, 2017

(dollars in millions)

	September 30, 2018	December 31, 2017
Balance Sheet
Assets
Current Assets:
Cash and cash investments	$569	$1,194
Short-term bank deposits	—	108
Receivables	1,298	1,066
Inventories	1,005	784
Prepaid expenses and other	118	111
Total Current Assets	2,990	3,263

Property and equipment, net	1,211	1,129
Goodwill	896	841
Other intangible assets, net	412	187
Other assets	101	114
Total Assets	$5,610	$5,534

Liabilities
Current Liabilities:
Accounts payable	$1,040	$824
Notes payable	2	116
Accrued liabilities	711	727
Total Current Liabilities	1,753	1,667

Long-term debt	2,971	2,969
Other liabilities	679	715
Total Liabilities	5,403	5,351

Equity	207	183
Total Liabilities and Equity	$5,610	$5,534

	As of September 30,
	2018	2017
Other Financial Data
Working Capital Days
Receivable days	55	51
Inventory days	68	63
Payable days	75	72
Working capital	$1,263	$1,094
Working capital as a % of sales (LTM)	15.5%	14.5%

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Statements of Cash Flows and Other Financial Data - Unaudited
For the Nine Months Ended September 30, 2018 and 2017

(dollars in millions)

	Nine Months Ended September 30,
	2018	2017
Cash Flows From (For) Operating Activities:
Cash provided by operating activities	$729	$749
Working capital changes	(75)	(282)
Net cash from operating activities	654	467

Cash Flows From (For) Financing Activities:
Retirement of notes	(114)	(535)
Purchase of Company common stock	(354)	(312)
Cash dividends paid	(98)	(96)
Dividends paid to noncontrolling interest	(89)	(35)
Issuance of notes, net of issuance costs	—	593
Decrease in debt, net	(1)	—
Debt extinguishment costs	—	(104)
Proceeds from the exercise of stock options	8	—
Employee withholding taxes paid on stock-based compensation	(38)	(29)
Net cash for financing activities	(686)	(518)

Cash Flows From (For) Investing Activities:
Capital expenditures	(160)	(113)
Acquisition of business, net of cash acquired	(549)	—
Proceeds from disposition of business, net of cash disposed	—	128
Other, net	108	142
Net cash (for) from investing activities	(601)	157

Effect of exchange rate changes on cash and cash investments	8	45

Cash and Cash Investments:
(Decrease) increase for the period	(625)	151
At January 1	1,194	990
At September 30	$569	$1,141

	As of September 30,
	2018	2017
Liquidity
Cash and cash investments	$569	$1,141
Short-term bank deposits	—	77
Total Liquidity	$569	$1,218

Historical information is available on our website.

MASCO CORPORATION
Segment Data - Unaudited
For the Three Months and Nine Months Ended September 30, 2018 and 2017

(dollars in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	Change	2018	2017	Change
Plumbing Products
Net sales	$992	$950	4%	$2,995	$2,771	8%

Operating profit, as reported	$177	$175		$534	$537
Operating margin, as reported	17.8%	18.4%		17.8%	19.4%

Rationalization charges	2	—		4	—
Accelerated depreciation related to rationalization activity	—	1		1	1
Operating profit, as adjusted	179	176		539	538
Operating margin, as adjusted	18.0%	18.5%		18.0%	19.4%

Depreciation and amortization	20	16		56	45
EBITDA, as adjusted	$199	$192		$595	$583

Decorative Architectural Products
Net sales	$673	$562	20%	$2,024	$1,719	18%

Operating profit, as reported	$104	$112		$338	$355
Operating margin, as reported	15.5%	19.9%		16.7%	20.7%

Kichler inventory step up adjustment	15	—		40	—
Operating profit, as adjusted	119	112		378	355
Operating margin, as adjusted	17.7%	19.9%		18.7%	20.7%

Depreciation and amortization	10	4		25	12
EBITDA, as adjusted	$129	$116		$403	$367

Cabinetry Products
Net sales	$239	$229	4%	$724	$711	2%

Operating profit, as reported	$23	$20		$62	$67
Operating margin, as reported	9.6%	8.7%		8.6%	9.4%

Rationalization charges	—	—		—	2
Operating profit, as adjusted	23	20		62	69
Operating margin, as adjusted	9.6%	8.7%		8.6%	9.7%

Depreciation and amortization	3	3		10	11
EBITDA, as adjusted	$26	$23		$72	$80

Historical information is available on our website.

MASCO CORPORATION
Segment Data - Unaudited
For the Three Months and Nine Months Ended September 30, 2018 and 2017

(dollars in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	Change	2018	2017	Change
Windows and Other Specialty Products
Net sales	$197	$204	(3)%	$575	$588	(2)%

Operating profit, as reported	$16	$24		$28	$50
Operating margin, as reported	8.1%	11.8%		4.9%	8.5%

Rationalization charges	3	—		3	—
Operating profit, as adjusted	19	24		31	50
Operating margin, as adjusted	9.6%	11.8%		5.4%	8.5%

Depreciation and amortization	6	5		17	16
EBITDA, as adjusted	$25	$29		$48	$66

Total
Net sales	$2,101	$1,945	8%	$6,318	$5,789	9%

Operating profit, as reported - segment	$320	$331		$962	$1,009
General corporate expense, net (GCE)	(20)	(22)		(60)	(71)
Operating profit, as reported	300	309		902	938
Operating margin, as reported	14.3%	15.9%		14.3%	16.2%

Rationalization charges - segment	5	—		7	2
Accelerated depreciation related to rationalization activity - segment	—	1		1	1
Kichler inventory step up adjustment	15	—		40	—
Operating profit, as adjusted	320	310		950	941	-$336,000,000
Operating margin, as adjusted	15.2%	15.9%		15.0%	16.3%

Depreciation and amortization - segment	39	28		108	84
Depreciation and amortization - non-operating	2	2		6	10
EBITDA, as adjusted	$361	$340		$1,064	$1,035

Historical information is available on our website.

MASCO CORPORATION
North American and International Data - Unaudited
For the Three Months and Nine Months Ended September 30, 2018 and 2017

(dollars in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	Change	2018	2017	Change
North American
Net sales	$1,724	$1,538	12%	$5,112	$4,618	11%

Operating profit, as reported	$272	$276		$813	$854
Operating margin, as reported	15.8%	17.9%		15.9%	18.5%

Rationalization charges	2	—		4	2
Accelerated depreciation related to rationalization activity	—	1		1	1
Kichler inventory step up adjustment	15	—		40	—
Operating profit, as adjusted	289	277		858	857
Operating margin, as adjusted	16.8%	18.0%		16.8%	18.6%

Depreciation and amortization	28	18		76	56
EBITDA, as adjusted	$317	$295		$934	$913

International
Net sales	$377	$407	(7)%	$1,206	$1,171	3%

Operating profit, as reported	$48	$55		$149	$155
Operating margin, as reported	12.7%	13.5%		12.4%	13.2%

Rationalization charges	3	—		3	—
Operating profit, as adjusted	51	55		152	155
Operating margin, as adjusted	13.5%	13.5%		12.6%	13.2%

Depreciation and amortization	11	10		32	28
EBITDA, as adjusted	$62	$65		$184	$183

Total
Net sales	$2,101	$1,945	8%	$6,318	$5,789	9%

Operating profit, as reported - segment	$320	$331		$962	$1,009
General corporate expense, net (GCE)	(20)	(22)		(60)	(71)
Operating profit, as reported	300	309		902	938
Operating margin, as reported	14.3%	15.9%		14.3%	16.2%

Rationalization charges - segment	5	—		7	2
Accelerated depreciation related to rationalization activity - segment	—	1		1	1
Kichler inventory step up adjustment	15	—		40	—
Operating profit, as adjusted	320	310		950	941
Operating margin, as adjusted	15.2%	15.9%		15.0%	16.3%

Depreciation and amortization - segment	39	28		108	84
Depreciation and amortization - non-operating	2	2		6	10
EBITDA, as adjusted	$361	$340		$1,064	$1,035
Historical information is available on our website.